UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2010 (September 20, 2010)

The Hertz Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07541	13-1938568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Brae Boulevard Park Ridge, New Jersey	07656-0713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 307-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The Hertz Corporation (“Hertz”) is filing as Exhibits 99.1 and 99.2 hereto separate press releases issued on September 20, 2010 by Hertz’s ultimate parent company, Hertz Global Holdings, Inc. (“Hertz Holdings”), announcing, respectively, (1) the proposed private offering by Hertz of $400 million in aggregate principal amount of its 7.50% senior notes due 2018 (the “notes”) and (2) the pricing of such offering. The notes are expected to constitute a further issuance of, will be fungible with and will be consolidated and form a single series with the 7.50% Senior Notes due 2018 priced on September 16, 2010 in the aggregate principal amount of US$300,000,000 and anticipated to be delivered on September 30, 2010. The contents of the press releases are incorporated by reference in this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.  The following Exhibits are filed herewith as part of this report:

Exhibit	Description

99.1	Press Release of Hertz Holdings announcing proposed private offering by Hertz of 7.50% senior notes due 2018, dated September 20, 2010.
99.2	Press Release of Hertz Holdings announcing pricing of private offering by Hertz, dated September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President and Chief Financial Officer

Date: September 23, 2010